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Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS:

        WHEREAS, Avaya Inc., a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended September 30, 2003; and

        WHEREAS, the undersigned is a Director (and/or Officer) of the Company, as indicated below his or her signature.

        NOW, THEREFORE, the undersigned hereby constitutes and appoints Garry K. McGuire Sr. and Amarnath K. Pai and each of them, as attorneys, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director and Officer of the Company, to execute and file such Report and any amendments or supplements thereto, with all exhibits thereto, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 11th day of December, 2003.

By:	/s/ DONALD K. PETERSON	By:	/s/ PHILIP A. ODEEN

Name:	Donald K. Peterson	Name:	Philip A. Odeen
Title:	Chairman of the Board and Chief Executive Officer	Title:	Director
By:	/s/ BRUCE R. BOND	By:	/s/ DANIEL C. STANZIONE

Name:	Bruce R. Bond	Name:	Daniel C. Stanzione
Title:	Director	Title:	Director
By:	/s/ JOSEPH P. LANDY	By:	/s/ PAULA STERN

Name:	Joseph P. Landy	Name:	Paula Stern
Title:	Director	Title:	Director
By:	/s/ MARK LESLIE	By:	/s/ ANTHONY P. TERRACCIANO

Name:	Mark Leslie	Name:	Anthony P. Terracciano
Title:	Director	Title:	Director
By:	/s/ HELLENE S. RUNTAGH	By:	/s/ RONALD L. ZARRELLA

Name:	Hellene S. Runtagh	Name:	Ronald L. Zarrella
Title:	Director	Title:	Director

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